UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2017

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-54530	27-0603137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (zip code)

424-238-4589

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 8, 2017, Gopher Protocol Inc. (the “Company”) entered into a Securities Purchase Agreement with Eagle Equities, LLC, an accredited investor (“Eagle Equities”), pursuant to which the Company issued Eagle Equities two convertible notes. The first note, due June 8, 2018 in the principal amount of $50,000 (“Eagle Equities Note 1”), was issued in exchange for $50,000 in cash. The second note, due June 8, 2018 in the principal amount of $50,000 (“Eagle Equities Note 2” and, together with Eagle Equities Note 1, the “Eagle Equities Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Eagle Equities in the amount of $50,000 (“Eagle Equities Payment Note”). On December 1, 2017, the Company and Eagle Equities entered into a Rescission Agreement pursuant to which the Eagle Equities Note 2 and the Eagle Equities Payment Note were cancelled and rescinded. Further, as of December 1, 2017, the Company has paid off in full all principal, interest and penalties with respect to the Eagle Equities Note 1 and there are no further obligations owed with respect to such note.

On June 8, 2017, the Company closed a financing with JSJ Investments Inc. (“JSJ”), whereby the Company issued a Convertible Promissory Note dated June 7, 2017 in the aggregate principal amount of $50,000 (the “JSJ Note”). As of December 1, 2017, the Company has paid off in full all principal, interest and penalties with respect to the JSJ Note and there are no further obligations owed with respect to such note.

On October 2, 2017, the Company entered into a Securities Purchase Agreement with Labrys Fund, LP, an accredited investor (“Labrys”) pursuant to which the Company issued to Labrys a Convertible Promissory Note (the “Labrys Note”) in the aggregate principal amount of $110,000.  As of December 1, 2017, the Company has paid off in full all principal, interest and penalties with respect to the Labrys Note and there are no further obligations owed with respect to such note.

On June 9, 2017, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC (“CBP”), providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $100,000 (the “CBP Notes”), with the first note being in the amount of $50,000 (“CBP First Note”) and the second note being in the amount of $50,000 (“CBP Back End Note”), each with an 8% original issue discount. CBP First Note was funded, with the Company receiving $42,500, net of the 10% original issue discount and legal fees. With respect to CBP Back End Note, also with a 10% original issue discount, CBP issued a note to the Company in the amount of $50,000 to offset CBP Back End Note, secured by CBP Back End Note (“Secured Note”). On October 23, 2017, Guardian Patch, LLC (“Guardian”) purchased the CBP First Note from CBP. Further, on October 23, 2017, the Company and CBP entered into a Rescission Agreement whereby the CBP Back End Note and the Secured Note were cancelled and rescinded. On November 30, 2017, Guardian converted all principal, interested and penalties owed under the CBP First Note into 361,640 shares of common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gopher Protocol Inc.

By:	/s/ Gregory Bauer
Name: Gregory Bauer
Title: CEO

Date: December 6, 2017